UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


             DATE OF REPORT (Date of earliest event reported): MAY 5, 1999



                       THE MERIDIAN RESOURCE CORPORATION
              (Exact name of registrant as specified in charter)


            TEXAS                    1-10671                 76-0319553
   (State of Incorporation)   (Commission File No.)       (I.R.S. Employer
                                                         Identification No.)


 15995 N. BARKERS LANDING, SUITE 300
           HOUSTON, TEXAS                                      77079
(Address of Principal Executive Offices)                    (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (281) 558-8080

                                   Page 1
                        Exhibit Index Appears on Page 4

ITEM 5.   OTHER EVENTS.

      On May 5, 1999, The Meridian Resource Corporation, a Texas corporation (the "Company"), announced that its Board of Directors had approved a Shareholder Rights Plan (the "Plan"). A copy of the Rights Agreement dated May 5, 1999, between the Company and American Stock Transfer & Trust Co., as Rights Agent, the Resolution Establishing a Series of Preferred Stock dated May 5, 1999, Form of Right Certificate, the Summary of Rights to Purchase Preferred Shares and the press release announcing the adoption of the Plan are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 99.1, respectively, and are incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   EXHIBITS.

        3.1  -  Amendment No. 1 to Amended and Restated Bylaws

        4.1 - Rights Agreement dated May 5, 1999, between the Company and American Stock Transfer & Trust Co., as Rights Agent.

        4.2 - Resolution Establishing a Series of Preferred Stock dated May 5, 1999.

        4.3  -  Form of Right Certificate.

        4.4  -  Summary of Rights to Purchase Preferred Shares.

       99.1 - Press release of the Company dated May 6, 1999, announcing the adoption of the Plan.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THE MERIDIAN RESOURCE CORPORATION



Dated:  May 11, 1999                By:  P. RICHARD GESSINGER
                                         P. Richard Gessinger
                                         Chief Financial Officer

                               INDEX TO EXHIBITS



     NUMBER                               EXHIBIT
     ------                               -------
      3.1      Amendment No. 1 to Amended and Restated Bylaws

      4.1 Rights Agreement dated May 5, 1999, between the Company and American Stock Transfer & Trust Co., as Rights Agent.

      4.2      Resolution Establishing a Series of Preferred Stock dated May 5,
               1999.

      4.3      Form of Right Certificate.

      4.4      Summary of Rights to Purchase Preferred Shares.

     99.1 Press release of the Company dated May 6, 1999, announcing the adoption of the Plan.